EXHIBIT 10.4

                                    TERM NOTE

No. 1                                                           February 6, 2003
$5,100,000.00

     FOR VALUE RECEIVED, the undersigned, AMERIVEST PROPERTIES INC., a Maryland corporation (the "Borrower"), promises to pay, without offset or counterclaim, to the order of Fleet National Bank (hereinafter, together with its successors in title and assigns, called the "Lender") at the head office of Fleet National Bank, as Agent (the "Agent") at 100 Federal Street, Boston, Massachusetts 02110, the principal sum of Five Million One Hundred Thousand Dollars ($5,100,000.00) or, if less, the aggregate unpaid principal amount of all Loans made by the Lender to the Borrower pursuant to the Term Loan Agreement dated as of February 6, 2003 among the Lender, the Borrower, the other lending institutions named therein and the Agent (as amended from time to time, the "Term Loan Agreement"). Capitalized terms used herein and not otherwise defined herein shall have the meanings assigned to them in the Term Loan Agreement. Unless otherwise provided herein, the rules of interpretation set forth in ss.1.2 of the Term Loan Agreement shall be applicable to this Note.

     The Borrower also promises to pay (a) principal from time to time at the times provided in the Term Loan Agreement and (b) interest from the date hereof on the principal amount from time to time unpaid at the rates and times set forth in the Term Loan Agreement and in all cases in accordance with the terms of the Term Loan Agreement. Late charges and other charges and default rate interest shall be paid by Borrower in accordance with the terms of the Term Loan Agreement. The entire outstanding principal amount of this Note, together with all accrued but unpaid interest thereon, shall be due and payable in full on the Maturity Date. The Lender may endorse the record relating to this Note with appropriate notations evidencing advances and payments of principal hereunder as contemplated by the Term Loan Agreement.

     This Note is issued pursuant to, is entitled to the benefits of, and is subject to the provisions of the Term Loan Agreement. The principal of this Note is subject to prepayment in whole or in part in the manner and to the extent specified in the Term Loan Agreement. The principal of this Note, the interest accrued on this Note and all other Obligations of the Borrower are full recourse obligations of the Borrower, and all of its Real Estate Assets, and its other properties shall be available for the payment and performance of this Note, the interest accrued on this Note, and all of such other Obligations. In case an Event of Default shall occur and be continuing, the entire unpaid principal amount of this Note and all of the unpaid interest accrued thereon may become or be declared due and payable in the manner and with the effect provided in the Term Loan Agreement.

     The Borrower and all endorsers hereby waive presentment, demand, protest and notice of any kind in connection with the delivery, acceptance, performance and enforcement of this Note, and also hereby assent to extensions of time of payment or forbearance or other indulgences without notice.

     This Note and the obligations of the Borrower hereunder shall be governed by and interpreted and determined in accordance with the laws of the Commonwealth of Massachusetts (excluding the laws applicable to conflicts or choice of law). The Borrower has waived its right to a jury trial with respect to any action or claim arising out of this Note pursuant to ss.24 of the Term Loan Agreement.

     IN WITNESS WHEREOF, the Borrower has caused this Note to be duly executed in its name as an instrument under seal on the date first above written.

WITNESS:                                  AMERIVEST PROPERTIES INC.


Jean Gonzales                             By: John B. Greenman
-------------                             --------------------
                                          John B. Greenman
                                          Its Vice President